Exhibit 2.1

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF VIRGINIA

Richmond Division

)
In re:	)	Chapter 11 Cases
)
HEILIG-MEYERS COMPANY, et al.,	)	Case Nos. 00-34533 through 00-34535 and
	)	Case Nos. 00-34537 through 00-34538
)
	) )	Jointly Administered Under Case No. 00-34533
Debtors.	)
)
)

AMENDED AND RESTATED JOINT LIQUIDATING PLAN OF REORGANIZATION

PROPOSED BY HEILIG-MEYERS COMPANY, HEILIG-MEYERS FURNITURE COMPANY, HEILIG-MEYERS FURNITURE COMPANY WEST, INC., HMY STAR, INC., AND MACSAVER FINANCIAL SERVICES, INC. AND

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

Dated: March 7, 2005

Bruce H. Matson (Va. Bar No. 22874)

Katherine M. Mueller (Va. Bar No. 44302)

LECLAIR RYAN, a professional corporation

707 East Main Street

11th Floor

Richmond, Virginia 23219

(804) 783-2003

Counsel to Debtors

Michael S. Stamer (admitted pro hac vice)

Shuba Satyaprasad (admitted pro hac vice)

AKIN GUMP STRAUSS HAUER & FELD LLP

590 Madison Avenue

New York, New York 10022

(212) 872-1000

- and -

Stanley J. Samorajczyk (Va. Bar No. 08023)

Scott L. Alberino (admitted pro hac vice)

Robert S. Strauss Building

AKIN GUMP STRAUSS HAUER & FELD LLP

1333 New Hampshire Avenue, N.W.

Washington, D.C. 20036

(202) 887-4000

Counsel to the Official Committee of Unsecured Creditors

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME		1
1.1	“503 Deadline”	1
1.2	“7.40% Notes”	2
1.3	“7.40% Notes Indenture”	2
1.4	“7.60% Notes”	2
1.5	“7.60% Notes Indenture”	2
1.6	“7.88% Notes”	2
1.7	“7.88% Notes Indenture”	2
1.8	“Administrative Claim”	2
1.9	“Administrative Claims Reserve”	2
1.10	“Affiliated Debtor Shares”	3
1.11	“Affiliated Debtor Unsecured Claim”	3
1.12	“Affiliates”	3
1.13	“Allowed Claim”	3
1.14	“Available Cash”	3
1.15	“Ballot”	3
1.16	“Bankruptcy Code”	3
1.17	“Bankruptcy Court”	3
1.18	“Bankruptcy Rules”	3
1.19	“Bar Date”	4
1.20	“Bar Date Order”	4
1.21	“Beneficiaries”	4
1.22	“Bondholder Secured Claims”	4
1.23	“Business Day”	4
1.24	“Cash”	4
1.25	“Certificate”	4
1.26	“Chapter 11 Case(s)”	4
1.27	“CIT”	4
1.28	“CIT Letter Agreement”	4
1.29	“Claim”	4
1.30	“Claimholder”	4
1.31	“Claims Agent”	4
1.32	“Claims Objection Deadline”	4
1.33	“Class”	4
1.34	“Class 5(a) Trust Interest Allocation”	4
1.35	“Class 5(a) Trust Interests”	5
1.36	“Class 5(b) Litigation Recovery Reallocation”	5
1.37	“Class 5(b) Reallocation Amount”	5
1.38	“Class 5(b) Trust Interest Allocation”	5
1.39	“Class 5(b) Trust Interests”	5
1.40	“Confirmation Date”	5

1.41	“Confirmation Hearing”	5
1.42	“Confirmation Order”	5
1.43	“Creditors’ Committee”	5
1.44	“Cure”	5
1.45	“Cure Claim”	5
1.46	“Cure Claim Submission Deadline”	6
1.47	“Cure Claim Objection Deadline”	6
1.48	“Debtor Subsidiaries”	6
1.49	“Debtors”	6
1.50	“Debtors in Possession”	6
1.51	“DIP Agent”	6
1.52	“DIP Credit Agreement”	6
1.53	“DIP Lenders”	6
1.54	“DIP Lender Claims”	6
1.55	“Disallowed”	6
1.56	“Disclosure Statement”	7
1.57	“Disputed Administrative Claim”	7
1.58	“Disputed Claim”	7
1.59	“Disputed Funded Debt Unsecured Claim”	7
1.60	“Disputed Heilig Unsecured Claim”	7
1.61	“Disputed Other Priority Claim”	7
1.62	“Disputed Other Secured Claim”	7
1.63	“Distributions”	7
1.64	“Effective Date”	7
1.65	“Entity”	7
1.66	“Estates”	7
1.67	“Estate Action”	7
1.68	“Exhibit”	8
1.69	“Existing Securities”	8
1.70	“Final DIP Order”	8
1.71	“Final Order”	8
1.72	“Funded Debt Unsecured Claim”	8
1.73	“Funded Debt Unsecured Claims Reserve”	8
1.74	“Furniture Company”	8
1.75	“Heilig-Meyers”	8
1.76	“Heilig Unsecured Claim”	8
1.77	“Heilig Unsecured Claims Reserve”	9
1.78	“Impaired”	9
1.79	“Indentures”	9
1.80	“Indenture Trustee”	9
1.81	“Indenture Trustee Fees”	9
1.82	“Initial Administrative Claims Bar Date”	9
1.83	“Initial Administrative Bar Date Order”	9
1.84	“Initial Distribution Date”	9
1.85	“Intercompany Claim”	9
1.86	“Interest”	9

1.87	“Interestholder”	10
1.88	“Internal Revenue Code”	10
1.89	“Lender Avoidance Action”	10
1.90	“Liquidation Trust”	10
1.91	“Liquidation Trust Committee”	10
1.92	“Liquidation Trustee”	10
1.93	“MacSaver”	10
1.94	“New RoomStore Common Stock”	10
1.95	“Old Common Stock”	10
1.96	“Other Priority Claim”	10
1.97	“Other Priority Claims Reserve”	10
1.98	“Other Secured Claim”	10
1.99	“Other Secured Claim Reserve”	11
1.100	“Periodic Distribution Date”	11
1.101	“Person”	11
1.102	“Petition Date”	11
1.103	“Plan”	11
1.104	“Plan Supplement”	11
1.105	“Plan Supplement Filing Date”	11
1.106	“Post-Petition Interest”	11
1.107	“Pre-Petition Lenders”	11
1.108	“Priority Tax Claim”	12
1.109	“Pro Rata”	12
1.110	“Professional”	12
1.111	“Professional Claim”	12
1.112	“Professional Fee Order”	12
1.113	“Prudential Notes”	12
1.114	“Prudential Notes Agreement”	12
1.115	“Prudential Notes Secured Claim”	12
1.116	“Quarterly Distribution Date”	12
1.117	“Record Date”	12
1.118	“Reinstated” or “Reinstatement”	12
1.119	“Released Parties”	13
1.120	“Reorganized RoomStore”	13
1.121	“Reserve”	13
1.122	“RoomStore”	13
1.123	“RoomStore Chapter 11 Case”	13
1.124	“SEC”	13
1.125	“Scheduled”	13
1.126	“Schedules”	13
1.127	“Secured Claim”	14
1.128	“Security”	14
1.129	“Solicitation Procedures Order”	14
1.130	“Subordinated Claim”	14
1.131	“Synthetic Lease(s)”	14
1.132	“Synthetic Lease Secured Claim”	15

1.133	“Trust Agreement”	15
1.134	“Trust Assets”	15
1.135	“Trust Interest”	15
1.136	“Trustee Professional(s)”	15
1.137	“Unimpaired”	15
1.138	“Unsecured Bondholder”	15
1.139	“Unsecured Bondholder Claim”	15
1.140	“Unsecured Claim”	15
1.141	“Unsecured Notes”	15
1.142	“Voting Deadline”	15
1.143	“Wachovia”	15
1.144	“Wachovia Credit Agreement”	15
1.145	“Wachovia Secured Claim”	15

ARTICLE II ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS		16
2.1	Administrative Claims	16
2.2	Priority Tax Claims	17
2.3	DIP Lender Claims	18

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS		18
3.1	Introduction	18

ARTICLE IV PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS		19
4.1	Class 1 (Other Priority Claims)	19
4.2	Class 2(a) (Wachovia Secured Claim)	19
4.3	Class 2(b) (Prudential Notes Secured Claim)	20
4.4	Class 2(c) (Synthetic Lease Secured Claims)	20
4.5	Class 3 (Bondholder Secured Claim)	21
4.6	Class 4 (Other Secured Claims)	21
4.7	Class 5(a) (Funded Debt Unsecured Claims)	22
4.8	Class 5(b) (Heilig Unsecured Claims)	22
4.9	Class 6 (Subordinated Claims)	23
4.10	Class 7 (Old Common Stock Interests)	23
4.11	Reservation of Rights	23
4.12	Estimation of Claims	23

ARTICLE V ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE IMPAIRED CLASSES OF CLAIMS OR INTERESTS		24
5.1	Impaired Classes of Claims and Interests Entitled to Vote	24
5.2	Presumed Acceptances by Unimpaired Classes	24
5.3	Classes Deemed to Reject Plan	24
5.4	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	24
5.5	Confirmability and Severability of a Plan	25

ARTICLE VI MEANS FOR IMPLEMENTATION OF THE PLAN		25
6.1	Substantive Consolidation	25
6.2	Debtor Intercompany Claims.	25
6.3	Cancellation of Existing Securities and Agreements	25
6.4	Liquidation and Dissolution	26
6.5	The Liquidation Trust; Organizational Matters	27
6.6	Intended Tax Treatment of the Liquidation Trust.	30

ARTICLE VII UNEXPIRED LEASES AND EXECUTORY CONTRACTS		30
7.1	Assumption/Rejection of Contracts and Leases.	30
7.2	Rejection Damages Bar Date.	30

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTIONS		31
8.1	Time of Distributions.	31
8.2	No Interest on Claims.	31
8.3	Liquidation Trustee.	31
8.4	Distributions to Class 5(a).	31
8.5	Distributions to Class 5(b).	31
8.6	Surrender of Securities or Instruments.	32
8.7	Distribution Instructions.	32
8.8	Services of Indenture Trustee.	32
8.9	Record Date for Distributions to Holders of Claims.	32
8.10	Claims Administration Responsibility.	33
8.11	Delivery of Distributions.	33
8.12	Procedures for Treating and Resolving Disputed and Contingent Claims	33
8.13	Minimum Distributions.	34
8.14	Withholding and Reporting Requirements.	34
8.15	Lost, Stolen, Mutilated or Destroyed Instrument or Security.	34

ARTICLE IX ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS		35
9.1	Professional Claims.	35
9.2	Substantial Contribution Compensation and Expenses Bar Date.	35
9.3	Other Administrative Claims.	35

ARTICLE X EFFECT OF THE PLAN ON CLAIMS AND INTERESTS		36
10.1	Binding Effect	36
10.2	Vesting of Assets.	36
10.3	Compromises and Settlements.	36
10.4	Release by Debtors of Certain Parties.	36
10.5	Releases by Holders of Claims and Interests.	36
10.6	Setoffs.	37
10.7	Exculpation and Limitation of Liability.	37
10.8	Injunction.	37

v

ARTICLE XI CONDITIONS PRECEDENT		38
11.1	Conditions to Confirmation.	38
11.2	Conditions to Consummation.	38
11.3	Waiver of Conditions to Confirmation or Consummation.	39

ARTICLE XII RETENTION OF JURISDICTION		39

ARTICLE XIII MISCELLANEOUS PROVISIONS		41
13.1	Modification and Amendments.	41
13.2	Allocation of Plan Distributions Between Principal and Interest.	41
13.3	The Creditors’ Committee.	41
13.4	Revocation, Withdrawal, or Non-Consummation.	42
13.5	Severability of Plan Provisions	42
13.6	Notices	42
13.7	Term of Injunctions or Stays.	43
13.8	Applicability of Section 1145	43
13.9	Governing Law.	43
13.10	No Waiver or Estoppel.	44

INTRODUCTION

Heilig-Meyers Company, Heilig-Meyers Furniture Company, Heilig-Meyers Furniture Company West, Inc., HMY Star, Inc., and MacSaver Financial Services, Inc. (collectively, the “Debtors”) and the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) jointly propose this amended and restated joint liquidating plan of reorganization pursuant to the provisions of chapter 11 of the Bankruptcy Code. Capitalized terms used in this Introduction and the remainder of this Plan have the meanings ascribed to them in Article I of this Plan.

Reference is made to the Disclosure Statement (as that term is defined herein) for a discussion of the Debtors’ history, businesses, properties and operations, a summary and analysis of this Plan, and certain related matters. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and this Plan, the Debtors and the Creditors’ Committee reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

ALL CLAIMHOLDERS ENTITLED TO VOTE ON THIS PLAN ARE ENCOURAGED TO CAREFULLY READ THE DISCLOSURE STATEMENT AND THIS PLAN BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN. NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED HEREWITH AND APPROVED BY THE BANKRUPTCY COURT, HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCE OR REJECTION OF THIS PLAN.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION,

AND COMPUTATION OF TIME

A.	Scope of Definitions

For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

B.	Definitions

1.1 “503 Deadline” shall have the meaning ascribed to it in Article 9.2 hereof.

1.2 “7.40% Notes” means the 7.40% Notes due February 15, 2002 in the aggregate principal amount of $100 million, issued by MacSaver pursuant to the 7.40% Notes Indenture and guaranteed by Heilig-Meyers.

1.3 “7.40% Notes Indenture” means that certain indenture dated as of August 1, 1996, as amended, supplemented or otherwise modified prior to the Petition Date, by and between MacSaver and First Union National Bank, f/k/a First Union National Bank of Virginia, as indenture trustee, pursuant to which MacSaver issued and Heilig-Meyers guaranteed the 7.40% Notes.

1.4 “7.60% Notes” means the 7.60% Notes due August 1, 2007 in the aggregate principal amount of $175 million, issued by MacSaver pursuant to the 7.60% Notes Indenture and guaranteed by Heilig-Meyers.

1.5 “7.60% Notes Indenture” means that certain indenture dated as of August 1, 1996, as amended, supplemented or otherwise modified prior to the Petition Date, by and between MacSaver and First Union National Bank, f/k/a First Union National Bank of Virginia, as indenture trustee, pursuant to which MacSaver issued and Heilig-Meyers guaranteed the 7.60% Notes.

1.6 “7.88% Notes” means the 7.88% Notes due August 1, 2003 in the aggregate principal amount of $200 million, issued by MacSaver pursuant to the 7.88% Notes Indenture and guaranteed by Heilig-Meyers.

1.7 “7.88% Notes Indenture” means that certain indenture dated as of August 1, 1996, as amended, supplemented or otherwise modified prior to the Petition Date, by and between MacSaver and First Union National Bank, f/k/a First Union National Bank of Virginia, as indenture trustee, pursuant to which MacSaver issued and Heilig-Meyers guaranteed the 7.88% Notes.

1.8 “Administrative Claim” means any Claim constituting a cost or expense of administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code including, but not limited to, any actual and necessary costs and expenses of preserving the Debtors’ estates, any actual and necessary costs and expenses of operating the Debtors’ businesses, any indebtedness or obligations incurred or assumed by the Debtors, as Debtors in Possession, during the Chapter 11 Cases (other than the DIP Lender Claims), including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the Debtors’ estate under section 1930 of chapter 123 of title 28 of the United States Code.

1.9 “Administrative Claims Reserve” means the reserve to be established and maintained by the Liquidation Trustee pursuant to the terms hereof containing all distributions that may be made on grounds of any Disputed Administrative Claims pending entry of a Final Order allowing or disallowing such Disputed Administrative Claims.

1.10 “Affiliated Debtor Shares” means the number of shares of New RoomStore Common Stock, if any, to be distributed to Heilig-Meyers in respect of the Affiliated Debtor Unsecured Claim in connection with the RoomStore Chapter 11 Case.

1.11 “Affiliated Debtor Unsecured Claim” means a general unsecured claim in favor of Heilig-Meyers against RoomStore in the allowed amount of $57,900,000.

1.12 “Affiliates” shall have the meaning ascribed to such term by section 101(2) of the Bankruptcy Code.

1.13 “Allowed Claim” means, with respect to a Claim or any portion thereof, a Claim (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court as the Liquidation Trustee and the holder of such Claim agrees may adjudicate such Claim and objections thereto), (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in this Plan.

1.14 “Available Cash” means all Cash held by the Liquidation Trustee after paying (or reserving or otherwise providing for the payment of ): (a) all Administrative Claims, Priority Tax Claims, Other Priority Claims and Other Secured Claims; and (b) all liabilities, costs and expenses of the Liquidation Trust, including without limitation, the liabilities, costs and expenses incurred (or that are reasonably likely to be incurred) by the Liquidation Trustee and the members of the Liquidation Trust Committee in the performance of their respective duties under the Trust Agreement, in such amounts as the Liquidation Trustee shall determine, in his sole discretion, to be appropriate.

1.15 “Ballot” means each of the ballot forms that are distributed to holders of Claims who are included in Classes that are entitled to vote to accept or reject this Plan.

1.16 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in Title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect on the date hereof.

1.17 “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia.

1.18 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.19 “Bar Date” means the deadline for filing all proofs of claim or interest established by the Bankruptcy Court as July 16, 2001, including Claims of governmental units in accordance with section 502(b)(9) of the Bankruptcy Code, except Administrative Claims.

1.20 “Bar Date Order” means that order entered by the Bankruptcy Court on May 30, 2001, which, among other things, established the Bar Date.

1.21 “Beneficiaries” means the holders of Allowed Claims, irrespective of whether such Claims are Allowed on or after the Effective Date.

1.22 “Bondholder Secured Claims” means a Claim asserted by the Indenture Trustee arising from Section 1008 of the Indenture.

1.23 “Business Day” means any day, excluding Saturdays, Sundays and legal holidays, on which commercial banks are open for business in New York City.

1.24 “Cash” means legal tender of the United States.

1.25 “Certificate” shall have the meaning ascribed to it in Article 8.6 hereof.

1.26 “Chapter 11 Case(s)” means the chapter 11 cases of the Debtors pending in the Bankruptcy Court.

1.27 “CIT” means the CIT Group/Business Credit, Inc.

1.28 “CIT Letter Agreement” means that certain agreement, dated                 , 2005, by and among the Debtor and the DIP Agent, on behalf of the DIP Lenders, as described in the Plan Supplement

1.29 “Claim” means a claim against the Debtors (or any of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

1.30 “Claimholder” means a holder of a Claim.

1.31 “Claims Agent” means Bankruptcy Services, LLC, the Claims, Noticing and Balloting Agent to the Debtors as approved by Bankruptcy Court on August 16, 2000.

1.32 “Claims Objection Deadline” means that day which is one hundred eighty (180) days after the Effective Date, as the same may be from time to time extended by the Bankruptcy Court, without further notice to parties in interest.

1.33 “Class” means a category of Claimholders or Interestholders described in Article III of this Plan.

1.34 “Class 5(a) Trust Interest Allocation” means 59,200,000 Trust Interests minus (x) Class 5(b) Reallocation Amount, plus (y) Class 5(b) Litigation Recovery Reallocation.

1.35 “Class 5(a) Trust Interests” means the Trust Interests as provided by the Class 5(a) Trust Interest Allocation (as may be reallocated from time to time pursuant to this Plan) to be deemed distributed ratably to holders of Allowed Funded Debt Unsecured Claims pursuant to the terms and conditions of Article 4.7 of this Plan.

1.36 “Class 5(b) Litigation Recovery Reallocation” means the product derived from the following formula: (B / 128,500,000) * 4,000,000, where “B” is equal to (x) the sum of the Allowed Class 2(a) Claim, Allowed Class 2(b) Claim, and Allowed Class 2(c) Claim minus (y) 32,500,000.

1.37 “Class 5(b) Reallocation Amount” means zero if Allowed Class 5(b) Claims are less than $500 million. If Allowed Class 5(b) Claims are more than $500 million, then the Class 5(b) Reallocation Amount means the product derived from the following formula: [(A-500,000,000)/25,000,000] * 1,000,000, where “A” is equal to the aggregate amount of Allowed Class 5(b) Claims.

1.38 “Class 5(b) Trust Interest Allocation” means 100,000,000 Trust Interests minus the Class 5(a) Trust Interest Allocation.

1.39 “Class 5(b) Trust Interests” means the Trust Interests as provided by the Class 5(b) Trust Interest Allocation (as may be reallocated from time to time pursuant to this Plan) to be deemed distributed ratably to holders of Allowed Heilig Unsecured Claims pursuant to the terms and conditions of Article 4.8 of this Plan.

1.40 “Confirmation Date” means the date of entry of the Confirmation Order.

1.41 “Confirmation Hearing” means the hearing before the Bankruptcy Court on confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code.

1.42 “Confirmation Order” means the order entered by the Bankruptcy Court confirming this Plan.

1.43 “Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

1.44 “Cure” means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(a) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

1.45 “Cure Claim” shall have the meaning ascribed to it in Article 7.2 hereof.

1.46 “Cure Claim Submission Deadline” shall have the meaning ascribed to it in Article 7.2 hereof.

1.47 “Cure Claim Objection Deadline” shall have the meaning ascribed to it in Article 7.2 hereof.

1.48 “Debtor Subsidiaries” means, collectively, Heilig-Meyers Furniture Company, Heilig-Meyers Furniture West, Inc., HMY Star, Inc., and MacSaver Financial Services, Inc., each of which is a direct or indirect subsidiary of Heilig-Meyers and is a Debtor and Debtor-in-Possession in the Chapter 11 Cases.

1.49 “Debtors” means, collectively, Heilig-Meyers and the Debtor Subsidiaries.

1.50 “Debtors in Possession” means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases under sections 1107(a) and 1108 of the Bankruptcy Code.

1.51 “DIP Agent” means CIT in its capacity as agent for the DIP Lenders under the DIP Credit Agreement.

1.52 “DIP Credit Agreement” means that certain $30,000,000 Senior Secured Superpriority Debtor-in-Possession Loan and Security Agreement, dated as of July 31, 2001, among the Debtors and RoomStore, as Borrowers, the financial institutions party thereto, and the DIP Agent (as amended, restated, supplemented and modified from time to time).

1.53 “DIP Lenders” means, collectively, those financial institutions from time to time party to the DIP Credit Agreement.

1.54 “DIP Lender Claims” means superpriority administrative Claims of the DIP Lenders under the DIP Credit Agreement or the Final DIP Order, including, to the fullest extent, all Claims arising from or related to the Secured Obligations (as defined in the DIP Credit Agreement), subject to the right of the Debtors, the Liquidation Trust or Creditors’ Committee to dispute the amount of any Claims made by the DIP Lenders.

1.55 “Disallowed” means a Claim or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) is not Scheduled and as to which a proof of claim bar date has been set but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

1.56 “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

1.57 “Disputed Administrative Claim” means an Administrative Claim that is a Disputed Claim.

1.58 “Disputed Claim” means a Claim or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim and includes, without limitation, Claims that (a) (i) have not been Scheduled by the Debtors or have been Scheduled at zero, as unknown or as contingent, unliquidated or disputed and (ii) are not the subject of an objection in the Bankruptcy Court, (b) are the subject of a proof of claim that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection with the Bankruptcy Court and which objection has not been withdrawn, settled or overruled by a Final Order of the Bankruptcy Court.

1.59 “Disputed Funded Debt Unsecured Claim” means a Funded Debt Unsecured Claim that is a Disputed Claim.

1.60 “Disputed Heilig Unsecured Claim” means a Heilig Unsecured Claim that is a Disputed Claim.

1.61 “Disputed Other Priority Claim” means an Other Priority Claim that is a Disputed Claim.

1.62 “Disputed Other Secured Claim” means an Other Secured Claim that is a Disputed Claim.

1.63 “Distributions” means the distributions of Cash, shares of New RoomStore Common Stock and other property, if any, held in the Liquidation Trust to be made in accordance with this Plan and/or the Trust Agreement.

1.64 “Effective Date” means the Business Day on which all conditions to the consummation of this Plan set forth in Article 11.2 hereof have been either satisfied or waived as provided in Article 11.3 hereof and is the day upon which this Plan is substantially consummated.

1.65 “Entity” means as defined in section 101(15) of the Bankruptcy Code.

1.66 “Estates” means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

1.67 “Estate Action” means any and all actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims that may be asserted by any Debtor’s Chapter 11 estate, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including, without limitation, actions against Persons arising under sections 502, 510, 541, 542, 543, 544, 547 through 551 and 553 of the Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such actions.

1.68 “Exhibit” means an exhibit annexed to either this Plan or the Disclosure Statement.

1.69 “Existing Securities” means, collectively, the Unsecured Notes, the Prudential Notes, the Old Common Stock, and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire any of the foregoing.

1.70 “Final DIP Order” means that certain Final Order Authorizing Debtors-in-Possession to Borrow Funds With Priority Over Administrative Expense and Secured by Superpriority Liens on Property of the Estates, entered on July 26, 2001.

1.71 “Final Order” means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.72 “Funded Debt Unsecured Claim” means any Unsecured Claim for principal or interest arising from the Synthetic Leases, Wachovia Credit Agreement, Prudential Notes Agreement, and/or Indentures.

1.73 “Funded Debt Unsecured Claims Reserve” means the reserve established and maintained by the Liquidation Trustee pursuant to the terms hereof containing all Distributions that may be made on account of any Disputed Funded Debt Unsecured Claims to be reserved pending the entry of a Final Order allowing or disallowing such Disputed Funded Debt Unsecured Claims.

1.74 “Furniture Company” means Heilig-Meyers Furniture Company, a North Carolina corporation, and a Debtor in Possession in the above-captioned Chapter 11 Case No. 00-34534-DOT pending in the Bankruptcy Court.

1.75 “Heilig-Meyers” means Heilig-Meyers Company, a Virginia corporation, and a Debtor in Possession in the above-captioned Chapter 11 Case No. 00-34533-DOT pending in the Bankruptcy Court.

1.76 “Heilig Unsecured Claim” means any Unsecured Claim against Heilig-Meyers, Furniture Company, Heilig-Meyers Furniture West, Inc., MacSaver, and HMY Star, Inc.

1.77 “Heilig Unsecured Claims Reserve” means the reserve established and maintained by the Liquidation Trustee pursuant to the terms hereof containing all Distributions that may be made on account of any Disputed Heilig Unsecured Claims to be reserved pending the entry of a Final Order allowing or disallowing such Disputed Heilig Unsecured Claims.

1.78 “Impaired” refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.79 “Indentures” means collectively, the 7.40% Notes Indenture, the 7.60% Notes Indentures and the 7.88% Notes Indenture.

1.80 “Indenture Trustee” means Wells Fargo Bank Minnesota, N.A., as successor Indenture trustee pursuant to the Indentures.

1.81 “Indenture Trustee Fees” means the reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by the Indenture Trustee, whether prior to or after the Petition Date and through the Effective Date; provided, however, that the Indenture Trustee Fees shall not include any fees incurred by the Indenture Trustee in seeking to enforce any of the rights that the holder(s) of the Bondholder Secured Claims may have against the Pre-Petition Lenders in respect of such holders’ claims that they have lien rights in and/or to the collateral proceeds received (or to be received) by the Pre-Petition Lenders on an equal and ratable basis with the Pre-Petition Lenders pursuant to Section 1008 of the Indentures and/or other applicable law.

1.82 “Initial Administrative Claims Bar Date” means the deadline for filing all proofs of claims or interests established by the Bankruptcy Court as August 29, 2003.

1.83 “Initial Administrative Bar Date Order” means that order entered by the Bankruptcy Court on June 23, 2003, which, among other things, established the Initial Administrative Bar Date.

1.84 “Initial Distribution Date” means, with respect to Distributions made to holders of Allowed Claims, other than holders of Allowed Unsecured Claims, a date selected by the Liquidation Trustee, which date shall not be more than 90 Business Days after the Effective Date, and, with respect to Distributions made to holders of Allowed Unsecured Claims, a date selected by the Liquidation Trustee, which date must not be less than 60 days prior to the termination of the Liquidation Trust.

1.85 “Intercompany Claim” means a Claim by a Debtor against another Debtor.

1.86 “Interest” means the legal, equitable, contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Person with respect to the Old Common Stock or any options, warrants, puts, calls, subscriptions or other similar rights or other agreements, commitments, or outstanding securities obligating any of the Debtors to issue, transfer, purchase, redeem, or sell any shares of capital stock or other securities, any claims arising out of any appraisal or dissenter’s rights, any claims arising from rescission of a purchase, sale or other acquisition of any common stock or other equity security (or any right, claim, or interest in and to any common stock or equity security) of any of the Debtors, and any claims for damages or any other relief arising from any such purchase, sale, or other acquisition of such common stock or other equity security.

1.87 “Interestholder” means a holder of an Interest.

1.88 “Internal Revenue Code” means title 26 of the United States Code.

1.89 “Lender Avoidance Action” means the adversary proceeding filed in the Debtors’ Chapter 11 Cases styled Heilig-Meyers Company, et al. v. Wachovia Bank, N.A., et al., Adv. Proc. No. 02-06158.

1.90 “Liquidation Trust” means the trust which is created pursuant to this Plan to be administered by the Liquidation Trustee subject to the direction of the Liquidation Trust Committee, all as more specifically set forth in this Plan.

1.91 “Liquidation Trust Committee” means the three-member committee as contemplated by the Trust Agreement.

1.92 “Liquidation Trustee” means the trustee of the Liquidation Trust as contemplated by the Trust Agreement.

1.93 “MacSaver” means MacSaver Financial Services, Inc., a Delaware corporation, and a Debtor in Possession in the above-captioned Chapter 11 Case No. 00-34538 pending in the Bankruptcy Court.

1.94 “New RoomStore Common Stock” means the common stock, $.01 par value per share, of Reorganized RoomStore to be issued in connection with the RoomStore Chapter 11 Case.

1.95 “Old Common Stock” means shares of Heilig-Meyers common stock that were authorized, issued and outstanding prior to the Effective Date.

1.96 “Other Priority Claim” means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

1.97 “Other Priority Claims Reserve” means the reserve to be established and maintained by the Liquidation Trustee pursuant to the terms hereof containing all Distributions that may be made on account of any Disputed Other Priority Claims pending the entry of a Final Order allowing or disallowing such Disputed Other Priority Claims.

1.98 “Other Secured Claim” means any Secured Claim other than a Wachovia Secured Claim, Prudential Notes Secured Claim, Bondholder Secured Claim

or Synthetic Lease Secured Claim. Other Secured Claims include Claims secured by liens junior in priority to existing liens, whether by operation of law, contract or otherwise, but solely to the extent of the value, as of the Effective Date, or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the Estates’ interest in property of the Estates after giving effect to all security interests or liens senior in priority or, Claims subject to a permissible setoff under section 553 of the Bankruptcy Code or Final Order of a court of competent jurisdiction, to the extent of such permissible setoff.

1.99 “Other Secured Claim Reserve” means the reserve to be established and maintained by the Liquidation Trustee pursuant to the terms hereof containing all distributions that may be made on account of Disputed Other Secured Claims pending the entry of a Final Order allowing or disallowing such Disputed Other Secured Claims.

1.100 “Periodic Distribution Date” means (a) the Initial Distribution Date, as to the first distribution made by the Liquidation Trustee, and (b) thereafter, each Quarterly Distribution Date, as to each subsequent distribution made by the Liquidation Trustee.

1.101 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other Entity.

1.102 “Petition Date” means August 16, 2000, the date on which the Debtors filed their voluntary petitions commencing the Chapter 11 Cases.

1.103 “Plan” means this joint plan of reorganization, which is jointly proposed by the Debtors and the Creditors’ Committee for resolution of outstanding Claims and Interests in the Chapter 11 Cases, as such plan may be further amended from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the provisions hereof.

1.104 “Plan Supplement” means those Exhibits to this Plan that shall be filed with the Bankruptcy Court by the Plan Supplement Filing Date.

1.105 “Plan Supplement Filing Date” means the date on which Exhibits and such other information to be included in the Plan Supplement shall be filed with the Bankruptcy Court, which date shall be at least ten (10) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court.

1.106 “Post-Petition Interest” means, collectively, such interest, reasonable fees, costs, or charges provided for under the agreements between a Debtor and a holder of a Secured Claim.

1.107 “Pre-Petition Lenders” means holders of Claims in Classes 2(a), 2(b) and 2(c).

1.108 “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.109 “Pro Rata” means, from time to time, unless this Plan specifically provides otherwise, with respect to Allowed Claims, the same proportion that the amount of an Allowed Claim in a particular Class bears to the sum of the aggregate amounts of all Claims (including Disputed Claims, but excluding Disallowed Claims) of that particular Class of Claims.

1.110 “Professional” means those Persons employed in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise.

1.111 “Professional Claim” means a Claim of a professional retained in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, including Bilzin Sumberg Baena Price & Axelrod LLP as special counsel to the Debtors, for compensation or reimbursement of costs and expenses relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

1.112 “Professional Fee Order” means the order entered by the Bankruptcy Court on August 16, 2000, authorizing the interim payment of Professional Claims subject to the Holdback Amount.

1.113 “Prudential Notes” means the 11.99% Series B Guaranteed Senior Notes due January 13, 2002 in the aggregate principal amount of $60 million, issued by MacSaver pursuant to the Prudential Notes Agreement and guaranteed by Heilig-Meyers.

1.114 “Prudential Notes Agreement” means that certain Note Agreement dated as of January 13, 1995, as amended, supplemented or otherwise modified prior to the Petition Date, by and between MacSaver, The Prudential Insurance Company of America and Pruco Life Insurance Company.

1.115 “Prudential Notes Secured Claim” means a Secured Claim arising under the Prudential Notes Agreement.

1.116 “Quarterly Distribution Date” means the first Business Day after the end of each quarterly calendar period (i.e., March 31, June 30, September 30 and December 31) of each calendar year following the Initial Distribution Date.

1.117 “Record Date” means the date established in the Confirmation Order or any other order of the Bankruptcy Court for determining the identity of holders of Allowed Claims for purposes of making Distributions under this Plan on account of Allowed Claims. If no Record Date is established in the Confirmation Order or any other order of the Bankruptcy Court, then the Record Date shall be the Confirmation Date.

1.118 “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b)

notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(a)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

1.119 “Released Parties” means, collectively, (i) all officers, directors, employees, consultants, agents, financial advisors, attorneys and other representatives of the Debtors which served in such capacities on and subsequent to the Petition Date; (ii) the Creditors’ Committee, including its agents, financial advisors, and attorneys in their capacities as such, and all current and former members of the Creditors’ Committee in their capacities as such; and (iii) with respect to each of the above-named Persons, such Person’s affiliates, principals, employees, agents, officers, directors, financial advisors, attorneys and other professionals, in their capacities as such.

1.120 “Reorganized RoomStore” means RoomStore and any successor thereto by merger, consolidation or otherwise following the effective date of a plan of reorganization in connection with the RoomStore Chapter 11 Case.

1.121 “Reserve” means any of, or collectively, the Administrative Claims Reserve, the Other Priority Claims Reserve, the Other Secured Claims Reserve, the Funded Debt Unsecured Claims Reserve, and the Heilig Unsecured Claims Reserve.

1.122 “RoomStore” means HMY RoomStore, Inc., a Virginia corporation.

1.123 “RoomStore Chapter 11 Case” means the chapter 11 case of RoomStore pending in the Bankruptcy Court and docketed as Case No. 00-34536.

1.124 “SEC” means the United States Securities and Exchange Commission.

1.125 “Scheduled” means, with respect to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.

1.126 “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.127 “Secured Claim” means a Claim (to include Postpetition Interest to the extent permitted by applicable law) held by a Claimholder and secured by a security interest in or lien on property of the Estates to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the Estates’ interest in property of the Estates as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the Claimholder, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code or Final Order of a court of competent jurisdiction, to the extent of such permissible setoff.

1.128 “Security” shall have the meaning ascribed to it in section 101(49) of the Bankruptcy Code.

1.129 “Solicitation Procedures Order” means the order of the Bankruptcy Court approved on [•], pursuant to which the Bankruptcy Court, inter alia, approved the Disclosure Statement and set various procedures for soliciting and tabulating votes on this Plan, as the same may have been amended or modified from time to time thereafter.

1.130 “Subordinated Claim” means a Claim subject to subordination under section 510(b) of the Bankruptcy Code that arises from the rescission of a purchase or sale of a debt or equity Security of any Debtor (including, but not limited to, the Unsecured Notes, Prudential Notes and Old Common Stock), or for damages arising from the purchase or sale of such debt or equity Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

1.131 “Synthetic Lease(s)” means (a) that certain $12 million Tax Ownership Operating Lease in respect of certain properties located in Mount Sterling, Kentucky and Athens, Texas pursuant to the terms of, among other documents: (i) that certain Lease Agreement dated January 31, 1996, among State Street Bank and Trust Company, as owner-trustee and lessor, Arthur J. MacDonald, as trustee, and Furniture Company, as lessee, and (ii) that certain Participation and Credit Agreement dated as of January 31, 1996, among Furniture Company, State Street Bank and Trust Company, as owner-trustee, Wachovia Bank, N.A., as note holder and agent, and Wachovia Securities, Inc. as certificate holder, in each case as amended and modified; (b) that certain $40 million Tax Ownership Operating Lease in respect of certain properties in Hesperia, California and Richmond, Virginia pursuant to the terms of, among other documents: (i) that certain Lease Agreement dated as of August 1, 1996 among State Street Bank and Trust Company, as owner-trustee and lessor, and Furniture Company as lessee, and (ii) that certain Participation and Credit Agreement dated as of August 1, 1996, among Furniture Store, State Street Bank and Trust Company, as owner-trustee, Wachovia Bank, N.A. as note holder and agent, and Wachovia Securities, Inc. as certificate holder, in each case as amended and modified; and (c) that certain $46.6 million lease arrangement pursuant to the terms of, among other documents, that certain Lease Agreement dated as of August 5, 1998, between First Security Bank, National Association, as owner-trustee under the HM Realty Trust 1998-1, as lessor, and Furniture Company, as lessee, as amended and modified.

1.132 “Synthetic Lease Secured Claim” means a Secured Claim arising under the Wachovia Credit Agreement.

1.133 “Trust Agreement” means that certain Liquidation Trust Agreement which is to govern the Liquidation Trust, substantially in the form attached in the Plan Supplement, pursuant to which, among other things, the Trust Assets shall be liquidated and distributed to the Claimholders in a manner consistent with the terms of this Plan.

1.134 “Trust Assets” means any and all assets of the Estates, which are to be transferred to the Liquidation Trust upon the Effective Date pursuant to Article 6.5 of this Plan.

1.135 “Trust Interest” means one (1) uncertificated beneficial interest out of the one hundred (100) million uncertificated beneficial interests in the Liquidation Trust.

1.136 “Trustee Professional(s)” shall have the meaning ascribed to it in Article 6.5 of this Plan.

1.137 “Unimpaired” refers to any Claim that is not Impaired.

1.138 “Unsecured Bondholder” refers to a holder of an Unsecured Claim arising from the Indentures.

1.139 “Unsecured Bondholder Claim” refers to any Unsecured Claim arising from the Indentures.

1.140 “Unsecured Claim” means a general unsecured claim which is a Claim against the Debtors that is not an Administrative Claim, Priority Tax Claim, or DIP Lender Claim and is not classified as a Claim included within any of Classes 1, 2, 3, 4, 6 and 7.

1.141 “Unsecured Notes” means, collectively, the 7.40% Notes, the 7.60% Notes, and the 7.88% Notes.

1.142 “Voting Deadline” means the deadline for voting on this Plan, as the same may from time to time be modified, set forth in the Solicitation Procedures Order.

1.143 “Wachovia” means Wachovia Bank, N.A.

1.144 “Wachovia Credit Agreement” means that certain Credit Agreement dated as of July 18, 1995, as amended, supplemented or otherwise modified prior to the Petition Date, by and between MacSaver, as borrower, Heilig-Meyers, as guarantor, Wachovia as administrative agent, Bank of America, N.A., as documentation agent, Crestar Bank, as co-agent, First Union National Bank, as co-agent, and the other lenders identified therein.

1.145 “Wachovia Secured Claim” means a Secured Claim arising under the Wachovia Credit Agreement.

C.	Rules of Interpretation

The provisions of this Plan shall control over the contents of the Disclosure Statement, and the provisions of the Confirmation Order shall control over the contents of this Plan. For purposes of this Plan, unless otherwise provided herein: (a) any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (b) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (c) any reference to a Person as a holder of a Claim or Interest includes that Person’s successors and assigns; (d) all references in this Plan to Articles are references to Articles of this Plan; (e) the words “herein,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (g) subject to the provisions of any contract, certificate of incorporation, by-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

D.	Computation of Time

In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Exhibits

All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the Plan Supplement Filing Date, copies of Exhibits can be obtained upon written request to counsel to the Debtors or by downloading such exhibits from the Bankruptcy Court’s website at www.vaeb.uscourts.gov.

ARTICLE II

ADMINISTRATIVE CLAIMS

AND PRIORITY TAX CLAIMS

2.1 Administrative Claims

(a) Except to the extent that a holder of an Allowed Administrative Claim agrees to different treatment, the Debtors or the Liquidation Trust, as the case may be, shall pay to each holder of an Allowed Administrative Claim Cash in an amount equal to such Allowed Administrative Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date or (ii) the first Periodic Distribution Date occurring after the later of (x) the date a Disputed Administrative Claim becomes an Allowed Administrative Claim or (y) the date a Disputed Administrative Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Disputed Administrative Claim. Notwithstanding any provision contained in this Plan to the contrary, all Indenture Trustee Fees shall be paid in Cash on the Effective Date by the Debtors or the Liquidation Trust, as the case may be, as Administrative Claims, without the need for application to, or approval of, any court.

(b) On the Effective Date, the Liquidation Trustee shall apply Cash held by the Liquidation Trust to establish the Administrative Claims Reserve. The Administrative Claims Reserve will be funded in the full amount asserted (or such lesser amount as may be estimated by the Bankruptcy Court in accordance with Article 4.12 of this Plan) with respect to each of the Disputed Administrative Claims, if any. From and after the Effective Date, the Liquidation Trustee shall maintain and distribute the Administrative Claims Reserve in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

(c) Any Cash held in the Administrative Claims Reserve with respect to any Disputed Administrative Claim that shall become an Allowed Administrative Claim, after the payment or other discharge and satisfaction of any such Allowed Administrative Claim (or any Cash held in the Administrative Claims Reserve with respect to any Disputed Administrative Claim that shall become a Disallowed Administrative Claim), shall revest in the Liquidation Trust for the benefit of holders of Funded Debt Unsecured Claims and Heilig Unsecured Claims and thereafter shall be administered by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

2.2 Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors or the Liquidation Trust, as the case may be, (i) deferred, periodic Cash payments made quarterly on the first Business Day of the first month following the Effective Date that is at least ninety (90) days subsequent to the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on 90 day United States Treasuries on the Effective Date, provided, however, with respect to Allowed Priority Tax Claims arising under the Internal Revenue Code, interest shall be calculated in accordance with 16 U.S.C. § § 6601 and 6621, (ii) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Liquidation Trustee, or (iii) payment in full in Cash.

2.3 DIP Lender Claims

Except as otherwise provided in the CIT Letter Agreement (and in accordance with the terms of the DIP Credit Agreement), and notwithstanding any provision contained in this Plan to the contrary, the Debtors or the Liquidation Trust as the case may be, shall, on the Effective Date, or as soon thereafter as is reasonably practicable, pay to the DIP Agent, on behalf of the DIP Lenders, Cash equal to the amount of the DIP Lender Claims (to the extent not satisfied in full in connection with the RoomStore Chapter 11 Case or otherwise), subject to the right of the Debtors, the Liquidation Trust or the Creditors’ Committee to dispute the amount of any Claims made by the DIP Lenders. If any dispute arises under any amounts claimed under the DIP Credit Agreement or CIT Letter Agreement, the Court shall retain jurisdiction to hear such disputes.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

3.1 Introduction

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for purposes of voting on this Plan and for receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. Pursuant to Article 4.12 of this Plan, the Debtors or the Creditors’ Committee may ask the Bankruptcy Court to estimate certain Disputed Claims. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified, and their treatment is set forth in Article II herein.

Class	Designation	Impairment	Entitled to Vote
1	Other Priority Claims	Unimpaired	No (deemed to accept)

2(a)	Wachovia Secured Claims	Unimpaired	No (deemed to accept)

2(b)	Prudential Notes Secured Claims	Unimpaired	No (deemed to accept)

2(c)	Synthetic Lease Secured Claims	Unimpaired	No (deemed to accept)

3	Bondholder Secured Claims	Unimpaired	No (deemed to accept)

4	Other Secured Claims	Unimpaired	No (deemed to accept)

5(a)	Funded Debt Unsecured Claims	Impaired	Yes

5(b)	Heilig Unsecured Claims	Impaired	Yes

6	Subordinated Claims	Impaired	No (deemed to reject)

7	Old Common Stock Interests	Impaired	No (deemed to reject)

ARTICLE IV

PROVISIONS FOR TREATMENT OF

CLAIMS AND INTERESTS

4.1 Class 1 (Other Priority Claims)

(a) Except to the extent that a holder of an Allowed Other Priority Claim agrees to different treatment, the Debtors or the Liquidation Trust, as the case may be, shall pay to each holder of an Allowed Other Priority Claim Cash in an amount equal to such Allowed Other Priority Claim on the later of (i) the Effective Date and (ii) the first Periodic Distribution Date occurring after the later of (x) the date a Disputed Other Priority Claim becomes an Allowed Other Priority Claim or (y) the date a Disputed Other Priority Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Other Priority Claim.

(b) On the Effective Date, the Liquidation Trustee shall apply Cash held by the Liquidation Trust to establish the Other Priority Claims Reserve. The Other Priority Claims Reserve will be funded in the full amount asserted (or such lesser amount as may be estimated by the Bankruptcy Court in accordance with Article 4.12 of this Plan) with respect to each of the Disputed Other Priority Claims, if any. From and after the Effective Date, the Liquidation Trustee shall maintain and distribute the Other Priority Claims Reserve in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

(c) Any Cash held in the Other Priority Claims Reserve with respect to any Disputed Other Priority Claim that shall become an Allowed Other Priority Claim, after the payment or other discharge and satisfaction of any such Allowed Other Priority Claim (or any Cash held in the Other Priority Claims Reserve with respect to any Disputed Other Priority Claim that shall become a Disallowed Other Priority Claim), shall revest in the Liquidation Trust for the benefit of Funded Debt Unsecured Claims and Heilig Unsecured Claims and thereafter shall be administered by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

(d) Class 1 is Unimpaired by this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each holder of an Allowed Other Priority Claim in Class 1 is conclusively presumed to have accepted this Plan and is, therefore, not entitled to vote to accept or reject this Plan.

4.2 Class 2(a) (Wachovia Secured Claim)

(a) On or subsequent to the Effective Date, each holder of an Allowed Wachovia Secured Claim shall receive (i) Cash equal to one hundred percent (100%) of such holder’s Allowed Wachovia Secured Claim, or (ii) such less favorable treatment as to which the Debtors or any successor, the Creditors’ Committee (if in existence) and

Wachovia, as administrative or collateral agent for the holders of the Wachovia Secured Claims, shall have agreed in writing in full satisfaction, settlement, release and discharge of and in exchange for such Wachovia Secured Claim.

(b) To the extent that any portion of the Allowed Wachovia Secured Claim consists of contingent reimbursement obligations in respect of letters of credit issued in support of the Debtors’ workers compensation program, Wachovia shall be entitled to retain Cash transferred to Wachovia equal to 100% of the face amount of such letters of credit, provided, however, Wachovia shall remit all excess Cash collateral to the Liquidation Trust in accordance with the Wachovia Credit Agreement and any related credit documents.

(c) Class 2(a) is Unimpaired by this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each holder of an Allowed Other Priority Claim in Class 2(a) is conclusively presumed to have accepted this Plan and is, therefore, not entitled to vote to accept or reject this Plan.

4.3 Class 2(b) (Prudential Notes Secured Claim)

(a) On or subsequent to the Effective Date, each holder of an Allowed Prudential Notes Secured Claim shall receive (i) Cash equal to one hundred percent (100%) of the amount of such holder’s Allowed Prudential Notes Secured Claim, or (ii) such less favorable treatment as to which the Debtors or any successor, the Creditors’ Committee (if in existence) and the holders of (or the collateral agent for) the Prudential Notes Secured Claim, shall have agreed in writing in full satisfaction, settlement, release and discharge of and in exchange for such Prudential Notes Secured Claim.

(b) Class 2(b) is Unimpaired by this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each holder of an Allowed Other Priority Claim in Class 2(b) is conclusively presumed to have accepted this Plan and is, therefore, not entitled to vote to accept or reject this Plan.

4.4 Class 2(c) (Synthetic Lease Secured Claims)

(a) On or subsequent to the Effective Date, each holder of a Synthetic Lease Secured Claim shall receive (i) Cash equal to one hundred percent (100%) of such holder’s Allowed Synthetic Lease Secured Claim, or (ii) such less favorable treatment as to which the Debtors, the Creditors’ Committee and the holders of (or the collateral agent for ) the Synthetic Lease Secured Claim, shall have agreed in writing in full satisfaction, settlement, release and discharge of and in exchange for such Synthetic Lease Secured Claim.

(b) Class 2(c) is Unimpaired by this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each holder of an Allowed Other Priority Claim in Class 2(c) is conclusively presumed to have accepted this Plan and is, therefore, not entitled to vote to accept or reject this Plan.

4.5 Class 3 (Bondholder Secured Claim)

(a) The Indenture Trustee and/or any holders of Bondholder Secured Claims may assert any claim for a turnover of a pro rata share of Collateral and/or Collateral Proceeds against any holders of Class 2 Claims in any court of competent jurisdiction. The Bankruptcy Court shall not retain exclusive jurisdiction over any such action.

(b) Class 3 is Unimpaired by this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each holder of an Allowed Other Priority Claim in Class 3 is conclusively presumed to have accepted this Plan and is, therefore, not entitled to vote to accept or reject this Plan.

4.6 Class 4 (Other Secured Claims)

(a) On the later of (i) the Effective Date, (ii) the date on which an Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter are practicable, or (iii) such other date as ordered by the Bankruptcy Court, each Allowed Other Secured Claim shall be, at the election of the Liquidation Trust, (i) paid in Cash in an amount equal to the Allowed Other Secured Claim, in full satisfaction, settlement, release and discharge of such Claim, (ii) offset against, and to the extent of, the Debtors’ claims against the holder of such Allowed Secured Claim, or (iii) such less favorable treatment as to which the Debtors or any successor, the Creditors’ Committee (if in existence) and the holder of such Allowed Other Secured Claim, shall have agreed in writing in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Claim

(b) On the Effective Date, the Liquidation Trustee shall use Cash held by the Liquidation Trust to establish the Other Secured Claims Reserve. The Other Secured Claims Reserve will be funded in the full amount asserted (or such lesser amount as may be estimated by the Bankruptcy Court in accordance with Article 4.12 of this Plan) with respect to each of the Disputed Other Secured Claims, if any. From and after the Effective Date, the Liquidation Trustee shall maintain and distribute the Other Secured Claims Reserve in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

(c) Any Cash held in the Other Secured Claims Reserve with respect to any Disputed Other Secured Claim that shall become an Allowed Other Secured Claim, after the payment or other discharge and satisfaction of any such Allowed Other Secured Claim (or any Cash held in the Other Secured Claims Reserve with respect to any Disputed Other Secured Claim that shall become a Disallowed Other Secured Claim), shall revest in the Liquidation Trust for the benefit of Funded Debt Unsecured Claims and Heilig Unsecured Claims and thereafter shall be administered by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

(d) Class 4 is Unimpaired by this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each holder of an Allowed Other Priority Claim in Class 4 is conclusively presumed to have accepted this Plan and is, therefore, not entitled to vote to accept or reject this Plan.

4.7 Class 5(a) (Funded Debt Unsecured Claims)

(a) Each holder of a Funded Debt Unsecured Claim shall receive its Pro Rata share of Class 5(a) Trust Interests, or such less favorable treatment as to which the Liquidation Trustee and such Claimholder shall have agreed in writing in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Funded Debt Unsecured Claim.

(b) From and after the Effective Date, and until such time as all Disputed Funded Debt Unsecured Claims have been compromised and settled or determined by Final Order, the Liquidation Trustee shall reserve for the benefit of each holder of a Disputed Funded Debt Unsecured Claim Class 5(a) Trust Interests and any dividends, property, gains or income attributable thereto, in an amount equal to the Pro Rata share of distributions which would have been made to the holder of such Disputed Funded Debt Unsecured Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the full amount asserted, (ii) the amount at which such Disputed Funded Debt Unsecured Claim may be estimated by the Bankruptcy Court in accordance with Article 4.12 of this Plan, or (iii) such other amount as may be agreed upon by the holder of such Disputed Funded Debt Unsecured Claim and the Liquidation Trustee. From and after the Effective Date, the Liquidation Trustee shall maintain and distribute the Funded Debt Unsecured Claims Reserve in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

(c) Class 5(a) is Impaired by this Plan. Each holder of an Allowed Unsecured Claim in Class 5(a) is entitled to vote to accept or reject this Plan.

4.8 Class 5(b) (Heilig Unsecured Claims)

(a) Each holder of a Heilig Unsecured Claim shall receive its Pro Rata share of Class 5(b) Trust Interests, or such less favorable treatment as to which the Liquidation Trustee and such Claimholder shall have agreed in writing in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Funded Debt Unsecured Claim.

(b) From and after the Effective Date, and until such time as all Disputed Heilig Unsecured Claims have been compromised and settled or determined by Final Order, the Liquidation Trustee shall reserve for the benefit of each holder of a Disputed Heilig Unsecured Claim Class 5(b) Trust Interests and any dividends, property, gains or income attributable thereto, in an amount equal to the Pro Rata share of distributions which would have been made to the holder of such Disputed Heilig Unsecured Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the full amount asserted, (ii) the amount at which such Disputed Heilig Unsecured Claim may be estimated by the

Bankruptcy Court in accordance with Article 4.12 of this Plan, or (iii) such other amount as may be agreed upon by the holder of such Disputed Heilig Unsecured Claim and the Liquidation Trustee. From and after the Effective Date, the Liquidation Trustee shall maintain and distribute the Heilig Unsecured Claims Reserve in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

(c) Class 5(b) is Impaired by this Plan. Each holder of an Allowed Unsecured Claim in Class 5(b) is entitled to vote to accept or reject this Plan.

4.9 Class 6 (Subordinated Claims)

(a) Subordinated Claims shall be cancelled, released, and extinguished and holders of such Claims will not receive any distributions under this Plan.

(b) Holders of Subordinated Claims shall receive no Distribution under this Plan. Therefore, each holder of a Subordinated Claim in Class 6 is conclusively presumed to have rejected this Plan. Pursuant to section 1126(g) of the Bankruptcy Code, holders of Subordinated Claims in Class 6 are not entitled to vote to accept or reject this Plan.

4.10 Class 7 (Old Common Stock Interests)

(a) Old Common Stock Interests shall be cancelled, released, and extinguished and holders of such Interests will not receive any distributions under this Plan.

(b) Holders of Old Common Stock Interests shall receive no Distribution under this Plan. Therefore, each holder of Old Common Stock Interests in Class 7 is conclusively presumed to have rejected this Plan. Pursuant to section 1126(g) of the Bankruptcy Code, holders of Old Common Stock Interests in Class 7 are not entitled to vote to accept or reject this Plan.

4.11 Reservation of Rights

Except as otherwise explicitly provided in this Plan, nothing will affect the rights and defenses, both legal and equitable, of the Debtors, any one of the Debtors, or the Liquidation Trustee with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment of Unimpaired Claims.

4.12 Estimation of Claims

At any time, the Debtors, the Creditors’ Committee or the Liquidation Trustee may request that the Bankruptcy Court estimate any contingent or unliquidated Claim to the extent permitted by Bankruptcy Code section 502(c), regardless of whether the Debtors or the Liquidation Trust shall have previously objected to such Claim or whether the Bankruptcy Court shall have ruled on any such objection, and the Bankruptcy Court shall have jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on the Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Claim, the Liquidation Trust may elect to pursue supplemental proceedings to object to the ultimate Allowance of the Claim. All of the foregoing Claims objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

ARTICLE V

ACCEPTANCE OR REJECTION OF THE PLAN;

EFFECT OF REJECTION BY ONE OR MORE

IMPAIRED CLASSES OF CLAIMS OR INTERESTS

5.1 Impaired Classes of Claims and Interests Entitled to Vote. Except as otherwise provided in the Solicitation Procedures Order and this Plan, each Impaired Class of Claims that will receive or retain property or any interest in property under this Plan shall be entitled to vote to accept or reject this Plan. Pursuant to Bankruptcy Code section 1126(c) and except as provided in Bankruptcy Code section 1126(e), an Impaired Class of Claims has accepted this Plan if the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the holders of Allowed Claims of such Class actually voting on this Plan have voted to accept this Plan.

5.2 Presumed Acceptances by Unimpaired Classes. Class 1 (Other Priority Claims), Class 2(a) (Wachovia Secured Claims), Class 2(b) (Prudential Notes Secured Claims), Class 2(c) (Synthetic Lease Secured Claims), Class 3 (Bondholder Secured Claims), and Class 4 (Other Secured Claims) are Unimpaired by this Plan. Under section 1126(f) of the Bankruptcy Code and/or the Solicitation Procedures Order, such Claimholders are conclusively presumed to have accepted this Plan, and the votes of such Claimholders will not be solicited.

5.3 Classes Deemed to Reject Plan. Because holders of Claims in Class 6 (Subordinated Claims) and Class 7 (Old Common Stock Interests) are not receiving a distribution on account of such Claims and Interests under this Plan, they are conclusively presumed to have rejected this Plan, and the votes of such holders will not be solicited.

5.4 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class entitled to vote rejects this Plan or is deemed to have rejected it, the Debtors and the Creditors’ Committee will request confirmation of this Plan, as it may be modified from time to time, under Bankruptcy Code section 1129(b). As holders of Class 6 and 7 Claims are deemed to have rejected the Plan, the Debtors and the Committee will request confirmation of this Plan, as it may be modified from time to time, under Bankruptcy Code section 1129(b).

5.5 Confirmability and Severability of a Plan. The Debtors and the Creditors’ Committee reserve the right to alter, amend, modify, revoke or withdraw this Plan as it applies to any particular Debtor; provided, however, that neither the Debtors nor the Creditors’ Committee may alter, amend, or modify this Plan without the written consent of the other; provided further, however, that revocation or withdrawal of this Plan by either the Debtors or the Creditors’ Committee shall constitute a revocation and withdrawal of this Plan by both the Debtors and the Creditors’ Committee. A determination by the Bankruptcy Court that this Plan, as it applies to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect (a) the confirmability of this Plan as it applies to any other Debtor or (b) the ability of the Debtors and the Creditors’ Committee to modify this Plan, as it applies to any particular Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1 Substantive Consolidation. Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code section 105(a), as of the Effective Date, of the substantive consolidation of the Debtors’ Chapter 11 Estates for all purposes related to this Plan, including voting, confirmation, distributions, and Claim determinations. The substantive consolidation of the Debtors’ Chapter 11 Estates shall have the following effects: (a) all assets of the Debtors’ Chapter 11 Estates shall be treated as though they were assets of a consolidated Chapter 11 Estate; (b) no distributions shall be made under this Plan on account of Claims held by any Debtor against another Debtor; (c) no distributions shall be made under this Plan on account of any Interests held by any Debtor in another Debtor; (d) all guaranties by any Debtor of the obligations of any other Debtor and any liability (whether primary or secondary, or individual or joint and several) of the Debtors shall be deemed to be one obligation of the consolidated Estate; and (e) each and every Claim filed, to be filed, or deemed to have been filed in the Cases against any Debtor shall be deemed filed against the consolidated Estates, and shall be deemed to be one Claim against, and the liability of, the consolidated Estates.

6.2 Debtor Intercompany Claims. On the Effective Date, all Intercompany Claims between and among the Debtors shall be eliminated by either offset, the contribution or distribution of such Claims, or otherwise (as determined by the Debtors).

6.3 Cancellation of Existing Securities and Agreements. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors (or any Debtor) or ownership Interest in the Debtors, and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed, contractual, legal, equitable or otherwise) to acquire any of the foregoing that shall be authorized, issued and outstanding immediately prior to the Effective Date shall be cancelled without any further action on the part of the

Bankruptcy Court or any other Person, and (b) the obligations of or Claims against the Debtors and Interests in the Debtors under, relating, or pertaining to any agreements, indenture, certificates of designation, bylaws, or certificate or articles of incorporation or similar document governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership Interest in the Debtors, as the case may be, that shall be authorized, issued and outstanding immediately prior to the Effective Date shall be released and discharged without any further action on the part of the Bankruptcy Court or any other Person; provided, however, that the Indentures shall continue in effect solely for purposes of: (i) allowing the Indenture Trustee to make distributions on account of such Claims under this Plan as provided in Article VIII of this Plan; (ii) preserving for the Indenture Trustee any rights, including indemnification rights, it may have with respect to the Claimholders under such Indentures; (iii) permitting the Indenture Trustee to maintain any rights or liens it may have for fees, costs, and expenses under such Indentures; provided, further, that the preceding provision shall not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Liquidation Trustee; and (iv) preserving for the Indenture Trustee any rights it may have against the Pre-Petition Lenders with respect to Section 1008 of the Indentures. The Debtors shall not have any obligations to the Indenture Trustee (or to any Liquidation Trustee that may replace the Indenture Trustee) for any fees, costs, or expenses except as expressly provided in Articles 2.1 and 8.8 hereof; provided, however, that nothing herein shall preclude the Indenture Trustee (or any Liquidation Trustee that may replace the Indenture Trustee) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by the Indenture Trustee (or any Liquidation Trustee that may replace the Indenture Trustee) pursuant to such Indentures in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.

6.4 Liquidation and Dissolution

(a) Each of the Debtors shall be deemed to have been liquidated as of the Effective Date. All Interests in each Debtor shall automatically be canceled and extinguished as of the Effective Date without the need for any further action by the Bankruptcy Court or any Entity.

(b) Notwithstanding the foregoing, on the Effective Date or soon as reasonably practicable thereafter, the Liquidation Trustee, on behalf of each of the Debtors, shall: (i) file its certificate of dissolution, together with all other necessary corporate documents, to effect its dissolution under the applicable laws of its state of incorporation, and (ii) complete and file its final federal, state, and local tax returns, and pursuant to section 505(a) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of such Debtor or its Estate for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws. The filing by the Liquidation Trustee for each such Debtor of its articles or certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule including, without limitation, any action by the stockholders or the board of directors of such Debtor.

(c) On the Effective Date, each Debtor, shall assign, transfer, and distribute to the Liquidation Trust all of its books and records. For purposes of this section, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor, other than RoomStore, maintained by or in the possession of third parties, wherever located.

6.5 The Liquidation Trust; Organizational Matters

(a) Establishment of the Liquidation Trust. Without any further action of the Debtors’ directors or shareholders, on the Effective Date, the Trust Agreement shall become effective. The Liquidation Trustee shall accept the Liquidation Trust and sign the Trust Agreement on the Effective Date, and the Liquidation Trust will then be deemed created and effective. In the event of any conflict between the terms of this Article 6.5 and the terms of the Trust Agreement, the Trust Agreement shall control.

(b) Purpose of the Liquidating Trust. The Liquidation Trust shall be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. From and after the Effective Date, the Liquidation Trust shall, in accordance with the Trust Agreement, (i) wind-down the Debtors’ affairs including making Distributions as contemplated under this Plan, (ii)(a) liquidate, by conversion to Cash or other methods, or (b) distribute directly to holders of Trust Interests, the Trust Assets, to the extent applicable, as expeditiously as reasonably possible in order to maximize the recovery of holders of Trust Interests in its sole discretion, (iii) enforce and prosecute all Estate Actions, (iv) object to settle, compromise and prosecute Disputed Claims, (v) administer the Plan and take such actions as are necessary to effectuate the Plan, and (vi) file appropriate tax returns, each in the exercise of its fiduciary obligations and the Liquidation Trust shall retain such professionals as are necessary and appropriate in furtherance of its fiduciary obligations.

(c) Liquidation Trust Assets. The Liquidation Trust shall consist of all Trust Assets which shall include all tangible and intangible property and assets of the Debtors, including without limitation, all Cash, Cash equivalents, rights with respect to the Affiliated Debtor Unsecured Claim or any agreement with RoomStore or Reorganized RoomStore, and Estate Actions. Any Cash or other property received from third parties from the prosecution, settlement or compromise of the Estate Actions shall constitute Liquidation Trust Assets for purposes of distributions under the Liquidation Trust.

(d) Appointment of the Liquidation Trustee. The Liquidation Trustee shall be designated by the Creditors’ Committee. The Person so designated by the Creditors’ Committee shall become the Liquidation Trustee upon the Bankruptcy Court entering an order approving the Person designated by the Creditors’ Committee after consideration of the same and any objections thereto at the Confirmation Hearing. The Liquidation Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Trust Agreement and shall be entitled to reasonable compensation, indemnification and reimbursement of costs and expenses as set forth therein without further application to or order of the Bankruptcy Court.

(e) Appointment of the Liquidation Trust Committee. The Liquidation Trust Committee shall be composed of at least one (1) and no more than three (3) members, each of which shall be designated by the Creditors’ Committee. The Liquidation Trust Committee shall adopt such bylaws as it may deem appropriate, provided, however, that any such bylaws shall not contain terms inconsistent with the terms of this Plan or the Trust Agreement. The Liquidation Trustee shall consult regularly with the Liquidation Trust Committee when carrying out the purpose and intent of the Liquidation Trust. Members of the Liquidation Trust Committee shall have and perform all of the duties, responsibilities, rights and obligations and shall have the oversight over the activities of the Liquidation Trustee set forth in the Trust Agreement and shall be entitled to reasonable compensation, indemnification and reimbursement of costs and expenses as set forth therein without further application to or order of the Bankruptcy Court. At no time during which the New RoomStore Common Stock is held by the Liquidation Trust, however, shall any member of the Liquidation Trust Committee or his or her agents, representatives, professionals or employees exercise any management or control over the business, assets, affairs or operations of Reorganized RoomStore of any or its subsidiaries.

(i) Removal and Replacement of the Liquidation Trustee. The Liquidation Trust Committee may remove the Liquidation Trustee with or without cause. In the event of the resignation or removal of the Liquidation Trustee, the Liquidation Trust Committee shall, by majority vote, designate a person to serve as successor Liquidation Trustee. In the event the Liquidation Trust Committee is unwilling or unable to designate any such successor, the Bankruptcy Court shall make such designation.

(ii) Replacement of Members. In the case of an inability or unwillingness of any member of the Liquidation Trust Committee to serve, such member shall be replaced by designation of the remaining members of the Liquidation Trust Committee. If any position on the Liquidation Trust Committee remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Liquidation Trustee without the requirement of a vote by the other members of the Liquidation Trust Committee.

(iii) Discharge. Upon the certification by the Liquidation Trustee that all assets transferred into the Liquidation Trust have been distributed, abandoned or otherwise disposed of, the members of the Liquidation Trust Committee shall resign their positions, whereupon they shall be discharged from further duties and responsibilities hereunder and under the Trust Agreement.

(f) New RoomStore Common Stock. To maximize the value of the recovery for holders of Trust Interests, the Liquidation Trustee, with the consent of the

Liquidation Trust Committee, and in the exercise of its fiduciary duties to the holders of such interests will (a) sell the New RoomStore Common Stock and distribute the proceeds of such sale or sales to holders of Trust Interests, (b) direct Reorganized RoomStore to directly distribute the New RoomStore Common Stock to the holders of Trust Interests, (c) directly distribute the New RoomStore Common Stock received by the Liquidation Trust to the holders of Trust Interests, or (d) engage in combinations of distributions and sales of New RoomStore Common Stock which in the reasonable business judgment of the Liquidation Trustee would be most likely to maximize the value of the Trust Interests.

(g) Payment of the Expenses Incurred by the Liquidation Trustee. All costs and expenses associated with the administration of the Liquidation Trust shall be the responsibility of and paid by the Liquidation Trust.

(h) Retention of Professionals. The Liquidation Trustee may retain such law firms, accounting firms, experts, advisors, financial advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the “Trustee Professionals”), in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the liquidation and distribution of Trust Assets.

(i) Transferability of Trust Interests. The Trust Interests shall be uncertificated and shall be non-transferable except upon death of the holder or by operation of law. Holders of Trust Interests shall have no voting rights with respect to such Trust Interests.

(j) Term. The Liquidation Trust shall have a term of 3 years from the Effective Date, without prejudice to the rights of the Liquidation Trust Committee to extend such term in accordance with the terms of the Trust Agreement. Any extension of the term of the Liquidation Trust must be approved by the Bankruptcy Court, after notice and hearing, at least three months prior to the beginning of any such extended term.

(k) Establishment of Reserves. On the Effective Date or as soon as reasonably practicable thereafter, the Liquidation Trust shall, to the extent necessary, establish the Administrative Claims Reserve, Other Priority Claims Reserve, Other Secured Claims Reserve, Funded Debt Unsecured Claims Reserve, and Heilig Unsecured Claims Reserve.

(l) Distribution of Liquidation Trust Assets. The Liquidation Trustee shall make interim and final distributions to holders of Allowed Claims in accordance with the Trust Agreement and this Plan. Beginning on the Effective Date or as soon thereafter as reasonably practicable in the judgment of the Liquidation Trustee, the Liquidation Trustee shall distribute in accordance with the Trust Agreement and Plan (a) all Cash on hand except such amounts (i) allocated to any Reserves, (ii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidation Trust Assets during liquidation, (iii) to pay reasonable expenses (including, but not limited to, any taxes imposed on the Liquidation Trust or in respect of the Liquidation Trust Assets), and (iv) to satisfy other liabilities incurred by the Liquidation Trust in accordance with this Plan or the Trust Agreement, and (b) to the extent available, the Affiliated Debtor Shares or the gains, dividends or proceeds therefrom.

(m) Registry of Beneficial Interests. The Liquidation Trustee shall maintain a registry of the holders of Trust Interests.

6.6 Intended Tax Treatment of the Liquidation Trust. For federal income tax purposes, it is intended that the Liquidation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury regulations and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in each of the Trust Assets and then contributed such interests to the Liquidation Trust.

(a) Tax Administrative Matters. The Liquidation Trustee shall be responsible for filing all federal, state and local tax returns for the Liquidation Trust. The Liquidation Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions made by the Liquidation Trustee shall be subject to any such withholding and reporting requirements. The Liquidation Trustee shall provide to holders of beneficial interests in the Liquidation Trust copies of all annual, periodic and other reports and statements specified in the Trust Agreement, with such copies to be made available on an internet website to be maintained by the Liquidation Trustee and notice of which shall be given by the Liquidation Trustee to such beneficial interest holders.

(b) Valuation of Trust Assets. The Liquidation Trustee shall be responsible for obtaining a valuation of the assets held by the Liquidation Trust within 90 days of the Effective Date and providing notice of such valuation to the holders of Allowed Claims.

ARTICLE VII

UNEXPIRED LEASES AND EXECUTORY CONTRACTS

7.1 Assumption/Rejection of Contracts and Leases. Each executory contract and unexpired lease to which any of the Debtors are a party shall be deemed automatically rejected as of the Effective Date, unless such executory contract or unexpired lease (a) shall have been previously assumed by the Debtors, (b) is the subject of a motion to assume filed, or a notice of assumption served pursuant to order of the Bankruptcy Court, on or before the Confirmation Date, or (c) is listed on the schedule of to-be-assumed contracts and leases included in the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections and assumptions, pursuant to section 365 of the Bankruptcy Code.

7.2 Rejection Damages Bar Date. If the rejection by the Debtors (pursuant to this Plan or otherwise) of an executory contract or unexpired lease results in a Claim, such Claim shall be forever barred and shall not be enforceable against the Debtors, the

Liquidation Trust, or such entities’ properties unless a proof of claim is filed with the Claims Agent and served upon the Liquidation Trustee within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

ARTICLE VIII

PROVISIONS GOVERNING DISTRIBUTIONS

8.1 Time of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on or as soon as practicable after the Effective Date.

8.2 No Interest on Claims. Unless otherwise specifically provided for in this Plan or the Confirmation Order, Post-petition Interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.

8.3 Liquidation Trustee. Except as otherwise provided in this Plan or the Confirmation Order, the Liquidation Trustee shall make all distributions required under this Plan except with respect to a holder of a Claim whose distribution is governed by an Indenture, which distributions shall be deposited with the Indenture Trustee, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the Indenture; provided, however, that if the Indenture Trustee is unable to make such distributions, the Liquidation Trustee shall make such distributions.

8.4 Distributions to Class 5(a). Distributions for the benefit of holders of Claims in Class 5(a) shall be made to the Liquidation Trust which in turn shall administer the distribution of Trust Assets to the holders of Claims in Class 5(a) in accordance with the Trust Agreement and this Plan, provided, however, that Reorganized RoomStore may distribute the New RoomStore Common Stock directly to holders of Class 5(a) Trust Interests as directed by the Liquidating Trust. For purposes of each interim or final Distribution of Trust Assets to holders of Claims in Class 5(a), the Liquidation Trustee shall recalculate the Pro Rata share for each holder of an Allowed Funded Debt Unsecured Claim based on the aggregate amount of Disputed Funded Debt Unsecured Claims and Allowed Funded Debt Unsecured Claims on such date.

8.5 Distributions to Class 5(b). Distributions for the benefit of holders of Claims in Class 5(b) shall be made to the Liquidation Trust which in turn shall administer the distribution of Trust Assets to the holders of Claims in Class 5(b) in accordance with the Trust Agreement and this Plan, provided, however, that Reorganized RoomStore may distribute the New RoomStore Common Stock directly to holders of Class 5(b) Trust Interests as directed by the Liquidating Trust. For purposes of each interim or final

Distribution of Trust Assets to holders of Claims in Class 5(b), the Liquidation Trustee shall recalculate the Pro Rata share for each holder of an Allowed Heilig Unsecured Claim based on the aggregate amount of Disputed Heilig Unsecured Claims and Allowed Heilig Unsecured Claims on such date.

8.6 Surrender of Securities or Instruments. On or before the Initial Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing either a Claim, including, without limitation, a Claim on account of an Indenture (as to each, a “Certificate”), shall surrender such Certificate to the Liquidation Trustee, or, with respect to indebtedness that is governed by the Indenture, the Indenture Trustee, and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Liquidation Trustee or the Indenture Trustee or the unavailability of such Certificate is reasonably established to the satisfaction of the Liquidation Trustee (or the Indenture Trustee). Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Liquidation Trustee or the Indenture Trustee prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any Distribution hereunder, and all property in respect of such forfeited Distribution, including any dividends or interest attributable thereto, shall revert to the Liquidation Trust notwithstanding any federal or state escheat laws to the contrary for the benefit of Funded Debt Unsecured Claims and Heilig Unsecured Claims and thereafter shall be administered by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

8.7 Distribution Instructions. Prior to any distribution on account of any Claim pursuant to an Indenture, the Indenture Trustee shall (a) inform the Liquidation Trustee as to the amount of properly surrendered Claims pursuant thereto and (b) instruct the Liquidation Trustee, in a form and manner that the Liquidation Trustee reasonably determines to be acceptable, of the names of such Claimholders who have properly surrendered Certificates.

8.8 Services of Indenture Trustee. The services, with respect to consummation of this Plan, of the Indenture Trustee under the Indentures shall be as set forth elsewhere in this Plan, and the Liquidation Trustee shall reimburse the Indenture Trustee in the ordinary course for reasonable and necessary services performed by it as contemplated by, and in accordance with, this Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

8.9 Record Date for Distributions to Holders of Claims. At the close of business on the Record Date, the transfer ledgers respecting each of the Claims shall be closed, and there shall be no further changes in such record holders. Neither the Liquidation Trustee nor the Indenture Trustee shall have any obligation to recognize any transfer of Claims occurring after the Record Date. The Liquidation Trustee and the Indenture Trustee shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders of Claims stated on such transfer ledgers as of the close of business on the Record Date.

8.10 Claims Administration Responsibility. The Liquidation Trustee will retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions to all Claims against the Debtors.

8.11 Delivery of Distributions. Distributions to Allowed Claimholders shall be made by the Liquidation Trustee or, as the case may be, the Indenture Trustee: (a) at the addresses set forth on the proofs of claim filed by such Claimholders (or at the last known addresses of such Claimholders if no proof of claim or interest is filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Liquidation Trustee after the date of any related proof of claim; (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Liquidation Trustee has not received a written notice of a change of address; or (d) in the case of a Claimholder whose Claim is governed by an Indenture and is administered by the Indenture Trustee, at the addresses contained in the official records of the Indenture Trustee. If any Claimholder’s distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Liquidation Trustee or the Indenture Trustee is notified of such Claimholder’s then current address, at which time all missed distributions shall be made to such Claimholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Liquidation Trust until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date. After such date, all unclaimed property shall revert to the Liquidation Trust for the benefit of Funded Debt Unsecured Claims and Heilig Unsecured Claims and thereafter shall be administered by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth herein and in the Trust Agreement.

8.12 Procedures for Treating and Resolving Disputed and Contingent Claims

(a) No Distributions Pending Allowance. No payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed and served on the holders of each such Claim on or before the Claims Objection Deadline.

(b) Post-Petition Interest. Nothing in this Plan or the Disclosure Statement will be deemed to entitle the Claimholder of a Disputed Claim to Post-Petition Interest on such Claim.

(c) Distributions After Allowance. Payments and distributions from the Reserve to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of this Plan that govern distributions to such Claimholders. On the first Periodic Distribution Date following the date when a Disputed Claim becomes an Allowed Claim, the Liquidation Trustee will distribute to the Claimholder any property held in a Reserve that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, any remaining property held in the Reserve will be distributed to the Liquidation Trust in accordance with the other provisions of this Plan. All Distributions made under sub-Article (c) hereof on account of an Allowed Claim will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates Distributions were previously made to Allowed Claimholders included in the applicable class.

8.13 Minimum Distributions. The Liquidation Trustee shall not have any obligation to make a distribution on account of an Allowed Claim from any Reserve or otherwise if (a) the aggregate amount of all distributions authorized to be made from such Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $500, or (b) if the amount to be distributed to the specific holder of the Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value less than $50.

8.14 Withholding and Reporting Requirements. In connection with this Plan and all distributions hereunder, the Liquidation Trust shall comply with all withholding and reporting requirements imposed by an federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Liquidation Trust shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of this Plan, (i) each holder of an Allowed Claim that is to receive a Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distributions shall be made to or on behalf of such Claimholder pursuant to this Plan unless and until such Claimholder has made arrangements satisfactory to the Liquidation Trustee for the payment and satisfaction of such tax obligations or has, to the Liquidation Trustee’s satisfaction, established an exemption therefrom.

8.15 Lost, Stolen, Mutilated or Destroyed Instrument or Security. Any holder of an Allowed Claim evidenced by instruments, securities or other documentation canceled pursuant to Article 6.3 of this Plan that has been lost, stolen, mutilated, or destroyed, shall in lieu of surrendering such instrument, security or documentation: (a) deliver to the Liquidation Trust (or, in the case of the Unsecured Notes, the Indenture Trustee) (i) an affidavit of loss reasonably satisfactory to the Liquidation Trust (or, in the case of the Unsecured Notes, the Indenture Trustee) setting forth the unavailability of such instrument, security, or other documentation and (ii) such additional security or indemnity as may reasonably be requested by the Liquidation Trust (or, in the case of the Unsecured Notes, the Indenture Trustee) to hold the Liquidation Trust (or, in the case of the

Unsecured Notes, the Indenture Trustee) harmless from any damages, liabilities, or costs incurred in treating such Entity as a holder of an Allowed Claim and (b) satisfy any other requirement under the Indenture or any other relevant document. Upon compliance with this Article 8.15 by a holder of an Allowed Claim evidenced by such instrument, security, or other documentation, such holder shall, for all purposes under this Plan, be deemed to have surrendered such instrument, security, or other documentation.

ARTICLE IX

ALLOWANCE AND PAYMENT OF

CERTAIN ADMINISTRATIVE CLAIMS

9.1 Professional Claims.

(a) Final Fee Applications. All final requests for payment of Professional Claims must be filed no later than 60 days after the Effective Date; provided, however, that Bilzin Sumberg Baena Price & Axelrod LLP shall file its final request for payment of its Professional Claim on the later of 60 days after the Effective Date or 30 days after a Final Order is entered in the Lender Avoidance Action. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

(b) Post-Effective Date Compensation. Upon the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.

9.2 Substantial Contribution Compensation and Expenses Bar Date. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), 503(b)(4), and 503(b)(5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, on or before the 503 Deadline and serve such application on the Liquidation Trustee, the members of the Liquidation Trust Committee and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

9.3 Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Article 2.1 of this Plan) that are not otherwise time barred as a result of the establishment of the Initial Administrative Claims Bar Date must be filed with the Bankruptcy Court and served on the Liquidation Trustee no later than thirty (30) days after the Effective Date. Unless the Debtors, the Liquidation Trustee, or another party-in-interest objects to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that any party-in-interest objects to an Administrative

Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim.

ARTICLE X

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

10.1 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the Liquidation Trust, Reorganized RoomStore, all present and former holders of Claims and Interests, other parties in interest and their respective heirs, successors, and assigns.

10.2 Vesting of Assets. On the Effective Date, all property of the Debtors shall vest in the Liquidation Trust free and clear of all liens, charges, encumbrances, rights and Claims of creditors and Interests of equity security holders (other than as expressly provided herein). As of the Effective Date, the Liquidation Trust may use, acquire, and dispose of property without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and Confirmation Order.

10.3 Compromises and Settlements. Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that they have against other Persons. The Debtors and the Creditors’ Committee, as joint proponents of this Plan, expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against the Debtors and claims that the Debtors may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Liquidation Trustee as contemplated in Article 8.10 of this Plan.

10.4 Release by Debtors of Certain Parties. Pursuant to section 1123(b)(3) of the Bankruptcy Code, as of the Effective Date, the Debtors, in their individual capacities and as debtors in possession for and on behalf of their Estates, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released, waived and discharged all Released Parties for and from any and all claims, obligations, rights, Causes of Action, and liabilities, existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between the Debtors or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Case, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Case. The Liquidation Trustee shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

10.5 Releases by Holders of Claims and Interests. On the Effective Date, (a) each Person that votes to accept this Plan; and (b) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity, that has held, holds or may hold a Claim or Interest, in consideration for the obligations of the Debtors and the Liquidation Trust under this Plan (each a “Release Obligor”), shall have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged each Released Party from any Claim or Cause of Action existing as of the Effective Date arising from, based on or relating to, in whole or in party, the subject matter of, or the transaction or event giving rise to, the Claim or Interest of such Release Obligor, and any act, omission, occurrence or event in any manner related to such subject matter, transaction or obligation, provided, however, that this Article 10.5 shall not release any Released Party from any cause of action held by a governmental entity existing as of the Effective Date, based on (i) the Internal Revenue Code or other domestic state, city or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city or municipality, (iii) any criminal laws of the United States or any domestic state, city or municipality, (iv) the Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or other securities laws of the United States of any domestic state, city or municipality, or (v) sections 1104-1109 and 1342(d) of the Employee Retirement Income Security Act of 1974, as amended.

10.6 Setoffs. The Liquidation Trustee may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Estates of any such claim that they may have against such Claimholder.

10.7 Exculpation and Limitation of Liability. Except as otherwise specifically provided in this Plan and the Plan Supplement, the Debtors, the Liquidation Trustee, the Liquidation Trust Committee, the members of the Liquidation Trust Committee, the Creditors’ Committee, the current and former members of the Creditors’ Committee in their capacities as such, and any of such parties’ respective present officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, negotiation and filing of this Plan, the pursuit of confirmation of this Plan, the consummation of this Plan, the administration of this Plan or the property to be distributed under this Plan, except for their fraud, gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan; provided, however, that no Person shall enjoy the benefit of this provision if any claim or objection has been asserted in writing prior to the Confirmation Date.

10.8 Injunction. Except as otherwise provided in this Plan, all Persons who have held, hold, or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estate(s), the Liquidation Trustee, or any other Debtors’ property on account of any such Claims or Interests including, but not limited to: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall (x) preclude such Persons from exercising their rights pursuant to and consistent with the terms of this Plan, or (y) apply with respect to (i) any Cause of Action held by a governmental entity existing as of the Effective Date, based on the Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or other securities laws of the United States or (ii) the determination, assessment or perfection of any Claim arising under the Internal Revenue Code or other domestic state, city or municipal tax code.

ARTICLE XI

CONDITIONS PRECEDENT

11.1 Conditions to Confirmation. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Article 11.3 of this Plan:

(a) The Bankruptcy Court shall have approved a disclosure statement with respect to this Plan in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee.

(b) The Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee.

(c) The Bankruptcy Court shall have entered an order, which may be the Confirmation Order, determining that (i) the aggregate amount of Allowed Claims in Class 2(a), Class 2(b) and Class 2(c) does not exceed $128.5 million and (ii) the Allowed Claims in Class 2(a), Class 2(b) and Class 2(c), if any, were satisfied in full prior to the Confirmation Hearing.

(d) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) approving the substantive consolidation of the Debtors as provided for in this Plan and the compromise of all issues concerning substantive consolidation.

11.2 Conditions to Consummation. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 11.3 of this Plan:

(a) The Confirmation Order in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

(b) The Confirmation Date shall have occurred and the Confirmation Order shall, among other things, provide that:

(i) the provisions of the Plan, the Plan Supplement and the Confirmation Order are not severable and are mutually dependant;

(ii) the Debtors and the Liquidation Trust are authorized to take all actions necessary and appropriate to enter into, implement, and consummate the contracts, instruments, releases, and other agreements or documents created in connection with the Plan;

(iii) the Trust Interests to be issued under this Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act and exempt from registration and qualification under all applicable federal and state securities laws, pursuant to, and to the extent provided by, section 1145 of the Bankruptcy Code; and

(iv) the Liquidation Trust shall have sufficient Cash to establish the Reserves and make all distributions required under this Plan.

In the event that the foregoing conditions are not satisfied or waived, as provided in Article 11.3, then the Confirmation Order shall be vacated and this Plan shall be of no further force or effect.

11.3 Waiver of Conditions to Confirmation or Consummation. The conditions set forth in Articles 11.1 and 11.2 of this Plan may be waived by, collectively, the Debtors and the Creditors’ Committee in their discretion without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors or the Creditors’ Committee in their discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors or the Creditors’ Committee). The failure of the Debtors or the Creditors’ Committee to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE XII

RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code and except as provided in this Plan, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Plan, including, among other, the following matters:

(a) to hear and determine pending motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

(b) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or this Plan, proceedings to adjudicate the allowance of Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;

(c) to adjudicate any and all disputes arising from the distribution of Cash, and other property, if any;

(d) to adjudicate any and all disputes arising from the distribution of Trust Assets by the Liquidation Trust;

(e) to ensure that distributions to Allowed Claimholders are accomplished as provided herein;

(f) to hear and determine any and all objections to the allowance of Claims and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Claim, in whole or in part;

(g) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(h) to issue orders in aid of execution, implementation, or consummation of this Plan;

(i) to consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(j) to hear and determine all applications for compensation and reimbursement of Professional Claims under this Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

(k) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation and reimbursement of expenses of parties entitled thereto;

(l) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, including disputes arising under all agreements, documents, or instruments executed in connection with this Plan;

(m) to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

(n) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(o) to hear any other matter not inconsistent with the Bankruptcy Code;

(p) to hear and determine all disputes involving the existence, nature, or scope of the discharges provided in this Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(q) to enter a final decree closing the Chapter 11 Cases; and

(r) to enforce all orders previously entered by the Bankruptcy Court.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests, and any motions to compromise or settle such disputes. The Bankruptcy Court shall not have exclusive jurisdiction with respect to Estate Actions held by the Liquidation Trust.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Modification and Amendments. The Debtors and the Creditors’ Committee may alter, amend, or modify this Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing. After the Confirmation Date and prior to substantial consummation of this Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors and the Creditors’ Committee may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan.

13.2 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

13.3 The Creditors’ Committee. Effective on the Effective Date, the Creditors’ Committee, solely with respect to the Chapter 11 Cases, shall dissolve automatically, whereupon its members, Professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims and claims for substantial contribution.

13.4 Revocation, Withdrawal, or Non-Consummation.

(a) Right to Revoke or Withdraw. Each of the Debtors and the Creditors’ Committee reserve the right to revoke or withdraw this Plan at any time prior to the Effective Date.

(b) Effect of Withdrawal, Revocation, or Non-Consummation. If either the Debtors or the Creditors’ Committee revokes or withdraws this Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement, or compromise embodied in this Plan, the assumption or rejection of executory contracts or unexpired leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors, the Creditors’ Committee, or any other Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors, the Creditors’ Committee, or any other Person.

13.5 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void or unenforceable, or otherwise to constitute grounds for denying confirmation of this Plan, the Bankruptcy Court shall, with the consent of the Debtors and the Creditors’ Committee, have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of this Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion.

13.6 Notices. Any notice required or permitted to be provided to the Debtors or the Creditors’ Committee under this Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

If to the Debtors:

LeClair Ryan, A Professional Corporation

707 East Main Street

11th Floor

Richmond, Virginia 23219

(804) 783-2003

Attn: Bruce H. Matson, Esq.

If to the Creditors’ Committee:

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

(212) 872-1000

Attn: Michael S. Stamer, Esq.

13.7 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Section 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

13.8 Applicability of Section 1145

(a) Reorganized RoomStore shall be deemed to be an “affiliate participating in a joint plan” with the Debtors for the limited purpose of the provisions of section 1145 of the Bankruptcy Code with respect to the New RoomStore Common Stock, but not for any other purpose or in any other context, and the distribution of New RoomStore Common Stock under the terms of this Plan to the Liquidation Trust, or to the holders of Trust Interests, shall constitute the offer or sale under a plan of the Debtors of a security of an affiliate of the Debtors under such plan in exchange for a claim against, an interest in, or a claim for an administrative expense in the Chapter 11 Cases, such that pursuant to section 1145(a)(1) of the Bankruptcy Code, the issuance of the New RoomStore Common Stock, to the extent the New RoomStore Common Stock constitutes “securities” under applicable law, shall be exempt from requirements of section 5 of the Securities Act of 1933, as amended, and any other federal, state, or local laws requiring registration for offer or sale of securities (collectively, the “Securities Laws”).

(b) Solely for the limited purpose of the provisions of section 1125(e) of the Bankruptcy Code, Reorganized RoomStore shall be deemed to have participated, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan, of an affiliate participating in a joint plan with the Debtors under the Plan, and therefore, pursuant to section 1125(e) of the Bankruptcy Code, is not liable for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

13.9 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Virginia shall govern the construction and implementation of this Plan, any agreements, documents, and instruments executed in connection with this Plan, and corporate governance matters.

13.10 No Waiver or Estoppel. Each holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, or any other Person, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

HEILIG-MEYERS COMPANY HEILIG-MEYERS FURNITURE COMPANY HEILIG-MEYERS FURNITURE COMPANY WEST, INC. HMY STAR, INC. MACSAVER FINANCIAL SERVICES, INC.

By:	/s/ Ronald L. Barden
Managing Director of Reorganization

OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF HEILIG-MEYERS COMPANY, et al.

By:	/s/ Larry Witcher
Name: Larry Witcher, Executive Vice President & Chief Financial Officer of Action-Lane Industries
Capacity: In his capacity as Co-Chair of the Official Committee of Unsecured Creditors of Heilig-Meyers Company, et al.

LeCLAIR RYAN, A Professional Corporation

/s/ Bruce H. Matson
Counsel

Bruce H. Matson (Va. Bar No. 22874)

Katherine Macaulay Mueller (Va. Bar No. 44302)

LeCLAIR RYAN, A Professional Corporation

707 East Main Street, Suite 1100

Richmond, Virginia 23219

(804) 783-2003

Counsel for the Debtors

Michael S. Stamer (admitted pro hac vice)

Shuba Satyaprasad (admitted pro hac vice)

AKIN GUMP STRAUSS HAUER & FELD LLP

590 Madison Avenue

New York, New York 10022

(212) 872-1000

- and -

Stanley J. Samorajczyk (Va. Bar No. 08023)

Scott L. Alberino (admitted pro hac vice)

AKIN GUMP STRAUSS HAUER & FELD LLP

1333 New Hampshire Avenue, N.W.

Washington, D.C. 20036

(202) 887-4000

Counsel to the Official Committee of Unsecured Creditors